Exhibit 32.1

CERTIFICATION PURSUANT TO

SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Point Therapeutics, Inc. (“Point”) for the three and nine-month periods ended September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Donald R. Kiepert, Jr., Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of Point.

Dated: November 9, 2006

/s/ DONALD R. KIEPERT, JR.
Donald R. Kiepert, Jr. Chief Executive Officer

In connection with the Quarterly Report on Form 10-Q of Point Therapeutics, Inc. (“Point”) for the three and nine-month periods ended September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard N. Small, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of Point.

Dated: November 9, 2006

/s/ RICHARD N. SMALL
Richard N. Small Chief Financial Officer

A signed original of these written statements required by Section 906 has been provided to Point Therapeutics, Inc. and will be retained by Point Therapeutics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.